Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-177442 on Form S-8 of our report dated June 28, 2012, with respect to the financial statements and schedule of Asheville Savings Bank Retirement Savings Plan included in this Annual Report on Form 11-K as of the years ended December 31, 2011 and 2010.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina
June 28, 2012